Power of Attorney

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby makes, constitutes and appoints each of Brian D. Walters, Michael Warnes, Kevin Lenart and Mia M. Lennon, or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney in fact
(each of such persons and their substitutes and delegees being referred to herein as the Attorney-in-Fact), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as an officer, director or stockholder of Matthews International Corporation (the Corporation), to:

1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (SEC) utilizing the SEC's Electronic Data Gathering and Retrieval (EDGAR) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) to the extent necessary, preparing, executing
and submitting to the SEC a Form ID, amendments thereto,
and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
	2.	Prepare and execute any and all forms,
schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13
or Section 16 of the Securities Exchange Act of 1934,
as amended (the Exchange Act) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (Rule 144), including Forms 3, 4 and
5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as SEC Filings);
3.	Submit and file SEC Filings with the SEC utilizing
the EDGAR system or cause them to be submitted and filed
by a person appointed under Section 5 below;
4.	File, submit or otherwise deliver SEC Filings
to any securities exchange on which the Corporation's securities may be listed or traded;
5.	CHECK EITHER (A) or (B):
A.	_X_ Act as an administrator of a delegated
entity for the undersigned's EDGAR account, including:
(i) appoint, remove and replace delegated account administrators and users; (ii) maintain the security of the undersigned's EDGAR account; and (iii) any
other actions contemplated by Rule 10 of Regulation
S-T with respect to delegated entities;
B.	__ Act as an account administrator for the
undersigned's EDGAR account, including: (i) appoint,
remove and replace account administrators, account users, technical administrators and delegated entities;
(ii) maintain the security of the undersigned's
EDGAR account, including modification of access
codes; (iii) maintain, modify and certify the accuracy
of information on the undersigned's EDGAR account
dashboard; (iv) act as the EDGAR point of contact
with respect to the undersigned's EDGAR account;
and (v) any other actions contemplated by Rule 10
of Regulation S-T with respect to account
administrators;
6.	Cause the Corporation to accept a delegation
of authority from any of the undersigned's EDGAR
account administrators and, pursuant to that delegation, authorize the Corporation's EDGAR account administrators to appoint, remove or replace users for the undersigned's
EDGAR account; and
7.	Obtain, as the undersigned's representative and
on the undersigned's behalf, information regarding transactions in the Corporation's equity securities from any third party, including the Corporation and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a.	This Power of Attorney authorizes, but does not
require, the Attorney-in-Fact to act in his or her
discretion on information provided to such Attorney-in-Fact
without independent verification of such information;
b.	Any documents prepared or executed by the
Attorney-in-Fact on behalf of the undersigned pursuant
to this Power of Attorney will be in such form and will
contain such information as the Attorney-in-Fact,
in his or her discretion, deems necessary or desirable;
c.	Neither the Corporation nor the Attorney-in-Fact
assumes any liability for the undersigned's responsibility
to comply with the requirements of Section 13 or Section
16 of the Exchange Act or Rule 144, any liability of the
undersigned for any failure to comply with such
requirements, or any liability of the undersigned for
disgorgement of profits under Section 16(b) of the
Exchange Act; and
d.	This Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or
Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms
144 with respect to the undersigned's holdings of and transactions in securities of the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

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IN WITNESS WHEREOF, the undersigned has executed this
Power of Attorney as of August 26__, 2025.

Lillian Etzkorn

/s/ Lillian Etzkorn______________________________________________
Signature